Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of SEACOR Marine Holdings Inc. (the “Company”), hereby certifies, to the best of her/his knowledge and belief, that the Form 10-Q of the Company for the quarterly period ended June 30, 2019 (the “Periodic Report”) accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date:	August 7, 2019

/s/ John Gellert
Name:	John Gellert
Title:	President and Chief Executive Officer (Principal Executive Officer)

Date:	August 7 2019

/s/ Jesús Llorca
Name:	Jesús Llorca
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)